Exhibit 4.1

                       SAVOY PICTURES ENTERTAINMENT, INC.,

                        SILVER KING COMMUNICATIONS, INC.

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                      ____________________________________

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of December 19, 1996

                                       to

                                    INDENTURE

                            Dated as of June 25, 1993

                      ____________________________________

                                  $105,325,000

             7% Convertible Subordinated Debentures Due July 1, 2003
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          THIRD SUPPLEMENTAL INDENTURE, dated as of December 19, 1996, among
SAVOY PICTURES ENTERTAINMENT, INC., a Delaware corporation ("Savoy"), SILVER KING COMMUNICATIONS, INC., a Delaware corporation ("Silver King"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation (the "Trustee"), as Trustee. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

          WHEREAS, Savoy and the Trustee have entered into an Indenture, dated as of June 25, 1993, as amended by that certain First Supplemental Indenture, dated as of October 29, 1993, and that certain Second Supplemental Indenture, dated as of December 17, 1993, (the "Indenture"), providing for the issuance of 7% Convertible Subordinated Debentures Due July 1, 2003 (the "Securities"), in the aggregate principal amount not to exceed $105,325,000;

          WHEREAS, Savoy, Thames Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Silver King ("Sub"), and Silver King have entered into an Agreement and Plan of Merger, dated as of November 27, 1995, and amended as of March 22, 1996 and August 13, 1996 (as amended, the "Merger Agreement"), pursuant to which Sub will merge with and into Savoy (the "Merger"), Savoy will become a wholly owned subsidiary of Silver King and each share of common stock, par value $.01 per share, of Savoy ("Savoy Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.14 of a fully paid and nonassessable share of common stock, $.01 par value per share, of Silver King ("Silver King Common Stock") in accordance with the terms of the Merger Agreement;

          WHEREAS, Section 701 of the Indenture permits Savoy to merge with another corporation provided certain terms and conditions are satisfied;

          WHEREAS, Section 801 of the Indenture authorizes Savoy and the Trustee to enter into a supplemental indenture without the consent of any Holders, to, among other things, make provisions with respect to the conversion rights of the Holders pursuant to the requirements of Article Eleven of the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of any Holders;

          WHEREAS, Savoy and Silver King desire to execute a supplemental indenture pursuant to Section 1111 of Article Eleven of the Indenture to provide for conversion rights of the Holders in connection with the Merger;

          WHEREAS, Savoy has furnished the Trustee with (i) an Officer's Certificate stating that the Merger and this Third Supplemental Indenture comply with Articles Seven and Eleven of the Indenture and that all conditions precedent provided for in the Indenture relating to this Third Supplemental Indenture have been complied with, (ii) an Opinion of Counsel stating that the Merger and this Third Supplemental Indenture comply with Articles Seven and Eleven of the Indenture, all conditions precedent provided for in the Indenture relating to this Third Supplemental Indenture have been complied with and the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture, and (iii) a Board Resolution of Savoy authorizing the execution of this Third Supplemental Indenture; and

          WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement of the Indenture have been satisfied.
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          NOW, THEREFORE, each party hereto, for the benefit of the other party hereto and the equal and proportionate benefit of the Holders, is executing and delivering this Third Supplemental Indenture and hereby agrees as follows:


                                   ARTICLE ONE

                            Assumption of Obligations
                            -------------------------

          SECTION 1. Silver King hereby assumes as a joint and several obligor with Savoy, from and after the Effective Time, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of Savoy to be performed or observed.

          SECTION 2. Silver King and Savoy, from and after the Effective Time, by virtue of the assumption by Silver King, as set forth in Section 1 of this Article One, and the delivery of this Third Supplemental Indenture, shall be joint and several obligors under the Indenture.



                                   ARTICLE TWO

                    Definitions and Other General Provisions
                    ----------------------------------------

          SECTION 1. The definition of the term "Common Stock" in Section 101 of the Indenture is hereby amended to read in its entirety as follows:

               "Common Stock" means any stock of any class of Silver King which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Silver King and which is not subject to redemption by Silver King. Subject to the provisions of Section 1111, however, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of Silver King at the date of the Third Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Silver King and which are not subject to redemption by Silver King; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          SECTION 2. The following terms shall be added to Section 101 of the Indenture in their respective appropriate alphabetical places:

               "Effective Time" has the meaning ascribed to it in the Agreement and Plan of Merger, dated as of November 27, 1995, as amended as of March 22, 1996 and August 13, 1996, by and among the Company, Silver King and Thames Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Silver King.

               "Silver King" means Silver King Communications, Inc., a Delaware corporation, and shall include its successors and assigns.

          SECTION 3. The Form of Reverse of Security in the Indenture is hereby amended by:

     (a) Deleting the reference to "Common Stock of the Company" in the second paragraph thereof and inserting in lieu thereof the words "Common Stock";

     (b) Deleting the reference to "$18.60" in the second paragraph thereof and inserting in lieu thereof the figure "$132.86"; and

     (c) Deleting all references to "the Company" in the last sentence of the second paragraph thereof and inserting in lieu thereof the words "Silver King".

          SECTION 4. The Form of Conversion Notice in the Indenture is hereby amended by deleting the phrase "Common Stock of Savoy Pictures Entertainment, Inc." and inserting in lieu thereof the words "Common Stock".

                                  ARTICLE THREE

                            Conversion of Securities
                            ------------------------

          SECTION 1. As a result of the Merger, without any action on the part of any Holders and in accordance with the provisions of Section 1111 of the Indenture, on and after the Effective Time and during the period such Security shall be convertible as specified in Section 1101 of the Indenture, each $1,000 principal amount of Securities (or an integral multiple thereof) shall be convertible into fully paid and non-assessable shares (calculated as to each conversion to the nearest one one-hundredth of a share) of Common Stock of Silver King, in accordance with the provisions of Article Eleven of the Indenture, at an initial conversion price per share of $132.86, such conversion price being subject to subsequent adjustment after the Effective Time in accordance with the provisions of Article Eleven of the Indenture.

          SECTION 2. Section 1101 of the Indenture is hereby amended by deleting all references therein to "Common Stock of the Company" and inserting in lieu thereof "Common Stock".

          SECTION 3. Section 1101 of the Indenture is hereby amended by deleting the reference to "$18.60" in the second paragraph thereof and inserting in lieu thereof the figure "$132.86".

          SECTION 4. Section 1102 of the Indenture is hereby amended by deleting the words "the Company shall issue and shall deliver" in the second sentence of the second paragraph thereof and inserting in lieu thereof the words "Silver King shall issue and shall deliver".

          SECTION 5.  Sections 1104, 1106, 1107, 1108, 1109 and 1111 of the
Indenture are hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "Silver King".

                                  ARTICLE FOUR

                                  Miscellaneous
                                  -------------

          SECTION 1. As amended by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and as so supplemented by this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          SECTION 2. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals of facts herein, all of which are made by Savoy and Silver King, and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity, execution or sufficiency of this Third Supplemental Indenture.

          SECTION 3. This Third Supplemental Indenture shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto and (ii) the Effective Time.

          SECTION 4. This Third Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 5. This Third Supplemental Indenture shall be governed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to the principles of conflicts of law.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                          SAVOY PICTURES ENTERTAINMENT, INC.


                          By: ________________________
                              Name:
                              Title:
Attest:


By: _______________________
    Name:
    Title:


                          SILVER KING COMMUNICATIONS, INC.


                          By:
                            ________________________

                              Name:
                              Title:

Attest:


By: _______________________
    Name:
    Title:


                          UNITED STATES TRUST COMPANY
                          OF NEW YORK,
                          as Trustee


                          By:
                              ________________________
                              Name:
                              Title:

Attest:


By: ________________________
    Name:
    Title:
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